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                                                               Exhibit 23a


                        CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 33-53485 and No. 33-55785) of Viacom Inc. and Viacom International Inc. and in the Registration Statements on Form S-8 (No. 333-42987, No. 333-34125, No. 33-41934, No. 33-56088, No. 33-59049, No. 33-59141, No. 33-55173, No.
33-55709, and No. 33-60943) of Viacom Inc. of our report dated February 12, 1998, included in Item 8 of this Form 10-K.


PRICE WATERHOUSE LLP
New York, New York
March 31, 1998